Exhibit 1.1

PLACEMENT AGENCY AGREEMENT

August 2, 2024

bioAffinity Technologies Inc.

22211 W Interstate 10

Suite 1206

San Antonio, TX 78257

Ladies and Gentlemen:

Subject to the terms and conditions herein (this “Agreement”), bioAffinity Technologies Inc., a Delaware corporation (the “Company”), hereby agrees to sell up to an aggregate of $450,000 of registered and unregistered securities of the Company, including, but not limited to, an aggregate of 360,000 shares of the Company’s common stock (the “Shares”) par value $0.007 per share (the “Common Stock”), and unregistered common stock purchase warrants to purchase up to an aggregate of 450,000 shares of Common Stock (the “Warrants” and the Common Stock underlying the Warrants, the “Warrant Shares”, and the Shares, the Warrants and the Warrant Shares, the “Securities”) directly to various investors (each, an “Investor” and, collectively, the “Investors”) through WallachBeth Capital, LLC as placement agent (the “Placement Agent”). The documents executed and delivered by the Company and the Investors in connection with the Offering (as defined below), including, without limitation, a securities purchase agreement (the “Purchase Agreement”), shall be collectively referred to herein as the “Transaction Documents.” The purchase price to the Investors for each Share is $1.25, and the exercise price to the Investors for each share of Common Stock issuable upon exercise of the Warrants is $1.50. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering. Capitalized terms used and not otherwise defined herein shall have the respective meanings given to them in the Purchase Agreements.

The Company hereby confirms its agreement with the Placement Agent as follows:

Section 1. Agreement to Act as Placement Agent.

(a) On the basis of the representations, warranties, and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Placement Agent shall be the exclusive placement agent in connection with the offering and sale by the Company of the Shares pursuant to the Company’s registration statement on Form S-3 (File No. 333-275608) (the “Registration Statement”), with a concurrent private placement of the Warrants, with the terms of such offering (the “Offering”) to be subject to market conditions and negotiations between the Company, the Placement Agent and the prospective Investors. The Placement Agent will act on a reasonable best-efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Securities, or any portion thereof, in the prospective Offering. Under no circumstances will the Placement Agent or any of its “Affiliates” (as defined below) be obligated to underwrite or purchase any of the Shares for its own account or otherwise provide any financing. The Placement Agent shall act solely as the Company’s agent and not as principal. The Placement Agent shall have no authority to bind the Company with respect to any offer to purchase Shares and the Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at one or more closings (each a “Closing” and the date on which each Closing occurs, a “Closing Date”). The Closing of the issuance of the Securities shall occur via “Delivery Versus Payment”, i.e., on the Closing Date, the Company shall issue the Securities directly to the account designated by the Placement Agent and, upon receipt of such Securities, the Placement Agent shall electronically deliver such Securities to the applicable Investor and payment shall be made by the Placement Agent (or its clearing firm) by wire transfer to the Company. As compensation for services rendered, on each Closing Date, the Company shall pay to the Placement Agent the fees and expenses set forth below:

(i) Cash Fee. A cash fee (the “Cash Fee”) equal to eight percent (8%) of the gross proceeds from the sale of Securities at the Closing by deduction from the proceeds thereof.

(ii) Expenses. The Company agrees to reimburse the Placement Agent’s expenses up to a maximum of Seventy-five Thousand Dollars ($75,000) payable immediately upon the Closing of the Offering.

(iii) Placement Agent Warrants. The Company agreed to issue to the Placement Agent or its designee(s) that number of warrants equal to three percent (3%) of the number of securities of common stock sold in the Offering in the form of Exhibit A attached hereto (“Placement Agent Warrants”).

(b) The term of the Placement Agent’s engagement will be until the earlier of (i) the final closing of the Offering and (ii) a party hereto terminating the engagement with respect to itself upon ten (10) days written notice to the other parties. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification, and contribution contained herein and the Company’s obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under FINRA Rule 5110(g), will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory, or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated, or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof), or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). The rules and regulations of the United States Securities and Exchange Commission (the “Commission”) promulgated under the Securities Act are referred to as (the “Rules and Regulations”).

Section 2. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants, and covenants to the Placement Agent as of the date hereof, and as of each Closing Date, as follows:

(a) Securities Law Filings. The Company has filed with the Commission the Registration Statement under the Securities Act, which declared effective on November 27, 2023 for the registration of the under the Securities Act. Following the determination of pricing among the Company and the prospective Investors introduced to the Company by Placement Agent, and subject to the Company’s acceptance of such Investors’ offers to purchase the Securities and their respective execution and delivery of Purchase Agreements, the Company will file with the Commission pursuant to Rules 430A and 424(b) under the Securities Act, and the Rules and Regulations, a final prospectus supplement relating to the placement of the Shares, their respective pricings and the plan of distribution thereof and will advise the Placement Agent of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, at any given time, including the exhibits thereto filed at such time, as amended at such time, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement at the time of effectiveness, together with any preliminary prospectus supplement relating to the Offering, is hereinafter called the “Base Prospectus”; and the final prospectus supplement, in the form in which it is filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as it may be amended or supplemented) is hereinafter called the “Final Prospectus.” The Registration Statement at the time it originally became effective is hereinafter called the “Original Registration Statement.” Any reference in this Agreement to the Registration Statement, the Original Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”), if any, which were or are filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at any given time, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement, the Original Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus, the Preliminary Prospectus Supplement, or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth,” or “stated” in the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, or the Final Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, or the Final Prospectus, as the case may be. As used in this paragraph and elsewhere in this Agreement, “Time of Sale Disclosure Package” means the Base Prospectus and any issuer free writing prospectus as defined in Rule 433 of the Act (each, an “Issuer Free Writing Prospectus”), if any, that the parties hereto shall hereafter expressly agree in writing to treat as part of the Time of Sale Disclosure Package. The term “any Prospectus” shall mean, as the context requires, the Base Prospectus, the Final Prospectus, and any supplement to either thereof. The Company has not received any notice that the Commission has issued or intends to issue a stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or any prospectus supplement thereto or intends to commence a proceeding for any such purpose.

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(b) Assurances. The Original Registration Statement, as amended (and any further documents to be filed with the Commission), contained in all material respects at the time of filing and contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the applicable Rules and Regulations and did not knowingly contain any untrue statement of a material fact or knowingly omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus and the Final Prospectus, each as of its respective date, comply or will comply in all material respects with the Securities Act and the applicable Rules and Regulations. Each of the Base Prospectus and the Final Prospectus, as amended or supplemented, did not and will not knowingly contain as of the date thereof any untrue statement of a material fact or knowingly omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent expressly for use therein. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable rules and regulations promulgated thereunder, and none of such documents, when they were filed with the Commission, knowingly contained any untrue statement of a material fact or knowingly omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Base Prospectus or Final Prospectus), in light of the circumstances under which they were made not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. Except for this Agreement, there are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. Except for this Agreement, there are no contracts or other documents required to be described in the Base Prospectus or Final Prospectus, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

(c) Offering Materials. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to each Closing Date, any offering material in connection with the Offering other than the Time of Sale Disclosure Package and any other materials permitted by the Securities Act.

(d) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Time of Sale Disclosure Package and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and under the Final Prospectus have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors (the “Board of Directors”) or the Company’s shareholders in connection therewith other than in connection with the Required Approvals. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, assuming due authorization, execution, and delivery by the Placement Agent, will constitute the legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(e) No Conflicts. The execution, delivery, and performance by the Company of this Agreement and the transactions contemplated pursuant to the Time of Sale Disclosure Package, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not (i) conflict with or violate any provision of the Company’s amended and restated certificate of incorporation, amended and restated bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration, or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt, or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) assuming the accuracy of the representations and warranties of the Placement Agent set forth in Section 3 hereof and subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree, or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(f) Certificates. Any certificate signed by an officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed to be a representation and warranty by the Company (and not in such officer’s personal capacity) to the Placement Agent as to the matters set forth therein.

(g) Reliance. The Company acknowledges that the Placement Agent will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

(h) Forward-Looking Statements. No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Time of Sale Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(i) Statistical or Market-Related Data. Any statistical, industry-related, and market-related data included or incorporated by reference in the Time of Sale Disclosure Package, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(j) Certain Fees; FINRA Affiliations. Except as set forth in the Registration Statement and Prospectus Supplement, no brokerage or finder’s fees or commissions are or will be payable by the Company, any Subsidiary or Affiliate of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. There are no other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Placement Agent’s compensation, as determined by FINRA. Other than payments to the Placement Agent for this Offering or as set forth in the Registration Statement and Prospectus, the Company has not made and has no agreements, arrangements or understanding to make any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member participating in the offering as defined in FINRA Rule 5110 (a “Participating Member”); or (iii) any person or entity that has any direct or indirect affiliation or association with any Participating Member, within the 180-day period preceding the initial filing of the Registration Statement through the 60-day period after the Effective Date. None of the net proceeds of the Offering will be paid by the Company to any Participating Member or its affiliates, except as specifically authorized herein. To the Company’s knowledge, no officer, director or any beneficial owner of 10% or more of the Company’s Common Stock or Common Stock Equivalents (as defined in the Securities Purchase Agreement) has any direct or indirect affiliation or association with any Participating Member in the Offering. Except for securities purchased on the open market, no Company Affiliate is an owner of stock or other securities of any Participating Member. No Company Affiliate has made a subordinated loan to any Participating Member. No proceeds from the sale of the Securities (excluding Placement Agent compensation as disclosed in the Registration Statement and the Prospectus) will be paid to any Participating Member, any persons associated with a Participating Member or an affiliate of a Participating Member. Except as disclosed in the Prospectus, the Company has not issued any warrants or other securities or granted any options, directly or indirectly, to the Placement Agent within the 180-day period prior to the initial filing date of the Prospectus. Except for securities issued to the Placement Agent as disclosed in the Prospectus, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Prospectus is a Participating Member, is a person associated with a Participating Member or is an affiliate of a Participating Member. To the Company’s knowledge, no Participating Member in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a Participating Member, the parent or affiliate of a Participating Member or any person associated with a Participating Member in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity. “FINRA member participating in the Offering” includes any associated person of a Participating Member in the Offering, any member of such associated person’s immediate family and any affiliate of a Participating Member in the Offering. When used in this Section 2(j) the term “affiliate of a FINRA member” or “affiliated with a FINRA member” means an entity that controls, is controlled by or is under common control with a FINRA member. The Company will advise the Placement Agent and its legal counsel, Sichenzia Ross Ference Carmel LLP if it learns that any officer, director or owner of 10% or more of the Company’s outstanding Common Stock or Common Stock Equivalents is or becomes an affiliate or associated person of a Participating Member.

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(k) Board of Directors. The Board of Directors is comprised of the persons set forth under the heading of the Company’s SEC Reports”. The qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of The Nasdaq Capital Market (the “Trading Market”). In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of the Trading Market.

(l) Private Placement; No General Solicitation. No General Solicitation. Assuming the accuracy of the Investors’ representations and warranties set forth in Purchase Agreement, no registration under the Securities Act is required for the offer and sale of the Warrants and Common Stock underlying the Warrants by the Company to the Investors as contemplated hereby. The issuance and sale of the Securities pursuant to the Transaction Documents does not contravene the rules and regulations of the Trading Market. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Warrants or Common Stock underlying the Warrants by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Investors and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(m) No Investment Company Status. The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Disclosure Package, and the Final Prospectus, will not be, required to register as an “investment company,” as defined in and pursuant to the Investment Company Act of 1940, as amended.

(n) Representations and Warranties Incorporated by Reference. Each of the representations and warranties (together with any related disclosure schedules thereto) made by the Company to the Investors in the Purchase Agreement is hereby incorporated herein by reference (as though fully restated herein) and is hereby made to, and in favor of, the Placement Agent.

(o) Correspondence with the Commission. Since November 27, 2023, there has been no correspondence between the Company and the Commission.

Section 3. Representations of the Placement Agent. The Placement Agent represents and warrants that it (i) is a member in good standing of FINRA, (ii) is a broker/dealer registered under the Exchange Act, (iii) is licensed as a broker/dealer under the laws of the United States of America, applicable to the offers and sales of the Shares by the Placement Agent, (iv) is and will be a corporate body validly existing under the law of its place of incorporation, (v) has full power and authority to enter into and perform its obligations under this Agreement, and (vi) the Placement Agent has not, in connection with the Offering, disclosed to any Investors information that is different from or inconsistent with the information contained in the Time of Sale Disclosure Package and the Transaction Documents. The Placement Agent will immediately notify the Company in writing of any change in its status with respect to subsections (i) through (vi) above. The Placement Agent covenants that it will use its reasonable best efforts to conduct the Offering hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

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Section 4. Delivery and Payment. Each Closing shall occur at such place as shall be agreed upon by the Placement Agent and the Company. Subject to the terms and conditions hereof, at each Closing payment of the purchase price for the Securities sold on such Closing Date shall be made by Federal Funds wire transfer, against delivery of such Securities, and such Securities shall be registered in such name or names and shall be in such denominations, as the Placement Agent may each request at least one business day before the time of purchase.

Deliveries of the documents with respect to the purchase of the Securities, if any, shall be made at such place as shall be agreed upon by the parties. All actions taken at a Closing shall be deemed to have occurred simultaneously.

Section 5. Covenants and Agreements of the Company. The Company further covenants and agrees with the Placement Agent as follows:

(a) Registration Statement Matters. Additionally, the Company agrees, in connection with the Offering, that it shall comply with the provisions of Rules 424(b), 430A, 430B, and 430C, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) are received in a timely manner by the Commission.

(b) Blue Sky Compliance. If applicable, the Company will reasonably cooperate with the Placement Agent and the Investors in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agent and the Investors may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request for distribution of the Shares. The Company will advise the Placement Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale, or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration, or exemption, the Company shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(c) Amendments and Supplements to a Prospectus and Other Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement, the Incorporated Documents and any Prospectus. If during the period in which a prospectus is required by law to be delivered in connection with the distribution of Securities contemplated by the Incorporated Documents, this Agreement, and any Prospectus (the “Prospectus Delivery Period”), any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Placement Agent or counsel for the Placement Agent, it becomes necessary to amend or supplement the Incorporated Documents or any Prospectus in order to make the statements therein, in light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the Incorporated Documents or any Prospectus or to file under the Exchange Act any Incorporated Document to comply with any law, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Placement Agent and to dealers, an appropriate amendment to the Registration Statement or supplement to the Registration Statement, the Incorporated Documents, or any Prospectus that is necessary in order to make the statements in the Incorporated Documents and any Prospectus as so amended or supplemented, in light of the circumstances under which they were made, as the case may be, not misleading, or so that the Registration Statement, the Incorporated Documents or any Prospectus, as so amended or supplemented, will comply with law. Before amending the Registration Statement or supplementing the Incorporated Documents or any Prospectus in connection with the Offering, the Company will furnish the Placement Agent with a copy of such proposed amendment or supplement and will not file any such amendment or supplement to which the Placement Agent reasonably objects.

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(d) Copies of any Amendments and Supplements to a Prospectus. The Company will furnish the Placement Agent, without charge, during the period beginning on the date hereof and ending on the later of the last Closing Date of the Offering, as many copies of any Prospectus or prospectus supplement and any amendments and supplements thereto, as the Placement Agent may reasonably request.

(e) Registration Statement. As soon as practicable (and in any event within 45 calendar days of the date of this Agreement), the Company shall file registration statement on Form S-1 providing for the resale by the Purchasers of the Warrant Shares issued and issuable upon exercise of the Warrants. The Company shall use commercially reasonable efforts to keep such registration statement effective at all times until no Placement Agent owns any Placement Agent Warrants or Shares issuable upon exercise thereof.

(f) [Reserved]

(g) Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for the Common Stock.

(h) [Reserved]

(i) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company will duly file, on a timely basis, with the Commission and the Trading Market all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(j) Additional Documents. The Company agrees that the Placement Agent may rely upon, and each is a third party beneficiary of, the representations and warranties, and applicable covenants, set forth in the securities purchase agreements entered into with Investors in the Offering.

(k) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(l) Acknowledgment. The Company acknowledges that any advice given by the Placement Agent to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted, or referred to, without the Placement Agent’s prior written consent.

(m) Announcement of Offering. The Company acknowledges and agrees that the Placement Agent may, subsequent to the Closing, make public its involvement with the Offering.

(n) Reliance on Others. The Company confirms that it will rely on its own counsel and accountants for legal and accounting advice.

(o) Research Matters. By entering into this Agreement, the Placement Agent does not provide any promise, either explicitly or implicitly, of favorable or continued research coverage of the Company and the Company hereby acknowledges and agrees that the Placement Agent’s selection as a placement agent for the Offering was in no way conditioned, explicitly or implicitly, on the Placement Agent providing favorable or any research coverage of the Company. In accordance with FINRA Rule 2241(b)(2), the parties acknowledge and agree that the Placement Agent has not directly or indirectly offered favorable research, a specific rating or a specific price target, or threatened to change research, a rating or a price target, to the Company or inducement for the receipt of business or compensation. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Placement Agent’s investment banking divisions. The Company acknowledges that the Placement Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the Company.

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(p) Subsequent Equity Sales.

(i)	From the date hereof until 45 days after the Closing Date, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) file any registration statement or any amendment or supplement thereto, other than the Prospectus Supplement or as contemplated pursuant to Section 4.17 herein, supplements or amendments to registration statements or supplements previously filed, a registration statement to register new warrants issued as part of a Warrant Inducement or filing a registration statement on Form S-8 in connection with any employee benefit plan.

(ii) From the date hereof until 12 months after the Closing Date (as defined in the Warrants), the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing the prohibition on “at-the-market offerings” and the issuance of shares of Common Stock pursuant to an equity line of financing shall expire on the six month anniversary of the Closing Date,

Notwithstanding the foregoing, this Section 5(p)(i) and Section 5(p)(ii) shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance. An “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors or consultants of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement including new warrants issued as inducement warrants pursuant to the Warrant Inducement, provided that other than with respect to the warrants issued in the Company’s initial public offering and other than in connection with stock splits and the Warrant Inducement, such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.12(a) herein, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

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(iii) Right of First Refusal; Tail.

(i) For a period of six (6) months from the closing of the Offering, the Company hereby grants a right of first refusal to the Placement Agent to act as lead underwriter or book- running manager or placement agent for each and every future public and private equity, equity-linked, convertible or debt (excluding commercial bank debt) offerings of the Company, or any successor to or any subsidiary of the Company during such six (6) month period. If the Placement Agent fails to accept an offer within ten (10) Business Days after the receipt of a notice containing the material terms of a proposed financing by registered mail or overnight courier service addressed to the Placement Agent, then the Placement Agent shall have no further claim or right with respect to the financing proposal contained in such notice. If, however, the terms of such financing proposal are subsequently modified in any material respect, the preferential right referred to herein shall apply to such modified proposal as if the original proposal had not been made. The Placement Agent’s failure to exercise its preferential right with respect to any particular proposal shall not affect its preferential rights relative to future proposals.

(ii) For a period of 12 months after the closing of the Offering, the Placement Agent will receive a cash fee equal to the Cash Fee and the Placement Agent’s Warrant set forth herein with respect to any sale, merger, acquisition or other similar transactions (each, a “Transaction”) occurring with a party first introduced to the Company by the Placement Agent in connection with the Offering.

The term “Transaction” shall include, without limitation, any investment in (whether in one or a series of transactions) the assets or the capital stock of the Company, through any proposed merger, consolidation, joint venture or other business/strategic combination with or involving the Company or any event which results in the transfer of control of or a material interest in the Company or of all or a substantial amount of the assets thereof, as well as any recapitalization or restructuring of the Company by the current owners, a third party or any combination thereof, or any other form of transaction which results in the effective acquisition of the principal business and operations of the Company.

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(q) Lock-Up Agreements. The Company shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements except to extend the term of the lock-up period and shall enforce the provisions of each Lock-Up Agreement in accordance with its terms. If any party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Lock-Up Agreement.

(r) FINRA. The Company shall advise the Placement Agent (who shall make an appropriate filing with FINRA) if it is aware that any officer, director, 10% or greater shareholder of the Company or Person that received the Company’s unregistered equity securities in the past 180 days is or becomes an affiliate or associated person of a FINRA member firm prior to the earlier of the termination of this Agreement or the 60-day period after the Effective Date

Section 6. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof, in each case as of the date hereof and as of each Closing Date, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a) Compliance with Registration Requirements; No Stop Order; No Objection from the FINRA. Each Prospectus (in accordance with Rule 424(b)) and “free writing prospectus” (as defined in Rule 405 of the Securities Act), if any, shall have been duly filed with the Commission, as appropriate; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission; no order preventing or suspending the use of any Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and the FINRA shall have raised no objection to the fairness and reasonableness of the placement terms and arrangements.

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(b) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement, and any Prospectus, and the registration, sale, and delivery of the Securities, shall have been completed or resolved in a manner reasonably satisfactory to the Placement Agent’s counsel, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsel to pass upon the matters referred to in this Section 6.

(c) No Material Adverse Effect. Subsequent to the execution and delivery of this Agreement and prior to each Closing Date, in the Placement Agent’s sole judgment after consultation with the Company, there shall not have occurred any Material Adverse Effect.

(d) Opinion of Counsel for the Company. The Placement Agent shall have received on each Closing Date the favorable opinion Blank Rome LLP, counsel to the Company, dated as of such Closing Date, addressed to the Placement Agent and in form and substance reasonably satisfactory to the Placement Agent.

(e) Letter from Chief Financial Officer of the Company . On the Closing Date, the Placement Agent shall receive a signed letter from the Chief Financial Officer of the Company addressed to the Placement Agent and the Purchasers, in form and substance reasonably satisfactory to the Placement Agent and its counsel, containing statements and information of the type ordinarily included in chief financial officer certificates to placement agents with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Prospectus, and the Prospectus Supplement The letter shall not disclose any change in the condition (financial or other), earnings, operations, business or prospects of the Company from that set forth in the Incorporated Documents or the applicable Prospectus or prospectus supplement, which, in the Placement Agent’s sole judgment, is material and adverse and that makes it, in the Placement Agent’s sole judgment, impracticable or inadvisable to proceed with the Offering of the Securities as contemplated by such Prospectus.

(f) Officers’ Certificate. The Placement Agent shall have received on each Closing Date a certificate of the Company, dated as of such Closing Date, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, to the effect that, and the Placement Agent shall be satisfied that, the signers of such certificate have reviewed the Registration Statement, the Incorporated Documents, any Prospectus, and this Agreement and to the further effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement or the use of any Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

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(iii) When the Registration Statement became effective, at the time of sale, and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Incorporated Documents, if any, when such documents became effective or were filed with the Commission, and any Prospectus, contained all material information required to be included therein by the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement and the Incorporated Documents, if any, and any Prospectus, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent expressly for use therein) and, since the effective date of the Registration Statement, there has occurred no event required by the Securities Act and the rules and regulations of the Commission thereunder to be set forth in the Incorporated Documents which has not been so set forth; and

(iv) Subsequent to the respective dates as of which information is given in the Registration Statement, the Incorporated Documents and any Prospectus, there has not been: (a) any Material Adverse Effect; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants) or outstanding indebtedness of the Company or any Subsidiary; (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(g) Secretary’s Certificate. At each Closing Date, the Placement Agent shall have received a certificate of the Company signed by the Secretary or another authorized officer of the Company, dated such Closing Date certifying on behalf of the Company and not in an individual capacity: (i) that the amended and restated certificate of incorporation of the Company is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified; and (iii) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(h) Lock-Up Agreements. On the Closing Date (and, if there is more than one Closing Date, then on only the initial Closing Date, the Placement Agent shall have received the executed lock-up agreements from each of the directors and officers of the Company.

(i) Stock Exchange Listing. The Common Stock shall be registered under the Exchange Act and shall be listed on the Trading Market, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market, nor shall the Company have received any information suggesting that the Commission or the Trading Market is contemplating terminating such registration or listing.

(j) Support Agreements. On the Closing Date (and, if there is more than one Closing Date, then on only the initial Closing Date, the Placement Agent shall have received the executed support agreements.

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(k) Additional Documents. On or before each Closing Date, the Placement Agent and counsel for the Placement Agent shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to a Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 7 (Payment of Expenses), Section 8 (Indemnification and Contribution), and Section 9 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

Section 7. Payment of Expenses. The Company agrees to pay all costs, fees, and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) any filing fees relating to the registration of the Securities to be sold in the Offering; (ii) any filing fees associated with the review of an Offering by FINRA; (iii) all fees and expenses relating to the listing of the Securities on the Trading Market; (iv) all fees, expenses, and disbursements relating to the registration, qualification, or exemption of the Securities under the securities or “blue sky” laws of such states of the United States of America as the Company and the Placement Agent shall together determine; (v) the costs of all mailing and printing of the offering documents, including, without limitation, any underwriting or placement agent agreement, any agreement among underwriters, any selected dealers’ agreement, any underwriter’s questionnaire, custody agreement, and power of attorney relating to any selling stockholders, any registration statement, prospectus, prospectus supplement, private placement memorandum, or similar information document, and all amendments, supplements, and exhibits thereto, all in as many copies as the Placement Agent may reasonably deem necessary; (vi) the costs of preparing, printing and delivering certificates representing the Securities; (vii) the costs for “tombstones” and/or other commemorative items; (viii) fees and expenses of accountants, auditors, and the Company’s legal counsel; (ix) fees and expenses, if any, of the transfer agent for the Securities and of any escrow agent appointed to hold investor’s funds in connection with the Offering; (x) stock transfer and/or stamp taxes, if any, payable upon the transfer of the Securities from the Company to the Placement Agent or the purchasers thereof; (xi) all costs and expenses incident to the travel and accommodation of the Company’s and the Placement Agent’s employees on the “roadshow,” if any,; and (xi) all other fees, costs, and expenses referred to in Part II of the Registration Statement.

Section 8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates and each person controlling the Placement Agent (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents assisting with the Offering, and employees of the Placement Agent, their affiliates and each such controlling person (the Placement Agent, and each such entity or person. an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs, and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all reasonable and documented out of pocket fees and expenses (including the reasonable documented and out of pocket fees and expenses of one counsel for all Indemnified Persons, except as otherwise expressly provided herein) (collectively, the “Expenses”) as they are incurred by an Indemnified Person in investigating, preparing, pursuing, or defending any Actions, whether or not any Indemnified Person is a party thereto, (i) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Incorporated Document, or any Prospectus or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in the Incorporated Documents) or (ii) otherwise arising out of or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions; provided, however, that, in the case of clause (ii) only, the Company shall not be responsible for any Liabilities or Expenses of any Indemnified Person that are finally judicially determined to have resulted primarily from such Indemnified Person’s (x) negligence, gross negligence, willful misconduct, or bad faith in connection with any of the advice, actions, inactions, or services referred to above or (y) use of any offering materials or information concerning the Company in connection with the offer or sale of the Securities in the Offering which were not authorized for such use by the Company and which use constitutes negligence, gross negligence or willful misconduct. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person’s rights under this Agreement.

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(b) Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise to such Indemnified Person, except to the extent the Company shall have been prejudiced by such failure. The Company shall, if requested by the Placement Agent, assume the defense of any such Action including the employment of counsel reasonably satisfactory to the Placement Agent, which counsel may also be counsel to the Company. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel; or (ii) the named parties to any such Action (including any impeded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised in the reasonable opinion of counsel that there is an actual conflict of interest that prevents the counsel selected by the Company from representing both the Company (or another client of such counsel) and any Indemnified Person; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel for all Indemnified Persons in connection with any Action or related Actions, in addition to any local counsel. The Company shall not be liable for any settlement of any Action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Placement Agent (which shall not be unreasonably withheld), settle, compromise, or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent, or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such Action for which indemnification or contribution may be sought hereunder. The indemnification required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage, or liability is incurred and is due and payable.

(c) In the event that the foregoing indemnity is unavailable to an Indemnified Person other than in accordance with this Agreement, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Placement Agent and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agent and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by the Placement Agent pursuant to this Agreement. For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Placement Agent on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid to or received or contemplated to be received by the Company in the transaction or transactions that are within the scope of this Agreement, whether or not any such transaction is consummated, bears to (b) the fees to be received by the Placement Agent under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act, as amended, shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

(d) The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services, or transactions except for Liabilities (and related Expenses) of the Company that are finally judicially determined to have resulted primarily from such Indemnified Person’s negligence, gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

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(e) The reimbursement, indemnity, and contribution obligations of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, this Agreement.

Section 9. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties, and other statements of the Company or any person controlling the Company, of its officers, and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, or any of its or their respective partners, officers, or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement. A successor to the Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution, and reimbursement agreements contained in this Agreement.

Section 10. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or e-mailed and confirmed to the parties hereto as follows:

WallachBeth Capital, LLC

Harborside Financial Plaza 5,

185 Hudson St., STE 1410, Jersey City,

NJ 07311

e-mail: cap-mkts@wallachbeth.com

Attention: Kenneth Bantum

With a copy to:

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st floor

New York, NY 10036

e-mail: jwofford@srfc.law

Attention: Jeffrey Wofford, Esq.

If to the Company:

Maria Zannes

President and Chief Executive Officer

bioAffinity Technologies Inc.

22211 W Interstate 10

Suite 1206

San Antonio, TX 78257

mz@bioaffinitytech.com

With a copy (which shall not constitute notice) to:

Blank Rome LLP

1271 Avenue of the Americas, New York, NY 10020.

Attn: Leslie Marlow, Esq.

Email: Leslie.Marlow@BlankRome.com

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Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to their respective successors, and personal representative, and no other person will have any right or obligation hereunder.

Section 12. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, or provision hereof. If any Section, paragraph, or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 13. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the law of the State of New York. Each of the Placement Agent and the Company: (i) agrees that any legal suit, action, or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in Supreme Court, of the State of New York, sitting in the County of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action, or proceeding, and (iii) irrevocably consents to the jurisdiction such courts in any such suit, action or proceeding. The Placement Agent and the Company further agree to accept and acknowledge service of any and all process which may be served in any such suit, action, or proceeding in such courts and agree that service of process upon the Company mailed by certified mail to the Company’s address set forth in Section 10 hereof (or to such other address as the Company shall have advised the Placement Agent by notice pursuant to Section 10) shall be deemed in every respect effective service of process upon the Company, in any such suit, action, or proceeding, and service of process upon the Placement Agent mailed by certified mail to the Placement Agent’s address as set forth in Section 10 hereof (or to such other address as the Placement Agent shall have advised the Company by notice pursuant to Section 10) shall be deemed in every respect effective service process upon the Placement Agent, in any such suit, action, or proceeding. Notwithstanding any provision of this Agreement to the contrary, the Company agrees that neither the Placement Agent nor their affiliates, and the respective officers, directors, employees, agents, and representatives of the Placement Agent, their affiliates and each other person, if any, controlling the Placement Agent or any of their affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages, or liabilities incurred by the Placement Agent that are finally judicially determined to have resulted from the fraud, willful misconduct, or gross negligence of such individuals or entities. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation, and prosecution of such action or proceeding.

Section 14. General Provisions.

(a) This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations with respect to the subject matter hereof.

(b) Notwithstanding anything herein to the contrary, the Engagement Agreement between the Company and Placement Agent shall continue to be effective and the terms therein shall continue to survive and be enforceable by the Placement Agent and the Company in accordance with its terms, provided that, in the event of a conflict between the terms of the Engagement Agreement and this Agreement, the terms of this Agreement shall prevail.

(c) This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile or other electronically scanned and transmitted signatures (including by email attachment) and electronic signatures (including by DocuSign) shall be deemed originals for all purposes of this Agreement.

(d) This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(e) The Company acknowledges that in connection with the Offering: (i) the Placement Agent has acted at arm’s length, is not agent of, and owes no fiduciary duties to the Company, any officer or director of the Company or any other person affiliated with any of them, (ii) the Placement Agent owes the Company only those duties and obligations set forth in this Agreement, and (iii) the Placement Agent may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agent arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

[The remainder of this page has been intentionally left blank.]

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If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,
Wallachbeth Capital LLC

By:	/s/ Eric Schweitzer
Name:	Eric Schweitzer
Title:	Chief Compliance Officer

The foregoing Placement Agency Agreement is hereby confirmed and accepted as of the date first above written.

BIOAFFINITY TECHNOLOGIES INC.

By:	/s/ Maria Zannes
Name:	Maria Zannes
Title:	Chief Executive Officer

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